Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

FOR IMMEDIATE RELEASE
April 27, 2018

Media Contact:	Investor Contact:
Melanie Erdmann	Chris Liddle
Corporate Communications	Investor Relations
Phone: 503-464-8790	Phone: 503-464-7458

Portland General Electric announces first quarter 2018 results

•	Delivered solid first-quarter financial performance after adjusting for the impacts of weather

•	Updated capital forecast includes additional investments for 2018 to support continued customer growth and build a more efficient, reliable and secure system

PORTLAND, Ore. - Portland General Electric Company (NYSE: POR) today reported net income of $64 million, or 72 cents per diluted share, for the first quarter of 2018. This compares with net income of $73 million, or 82 cents per diluted share, for the first quarter of 2017. The company is reaffirming 2018 earnings guidance of $2.10 - $2.25 per diluted share.

“PGE is committed to leading our region to a clean and reliable energy future,” said Maria Pope, PGE president and CEO. “In addition to solid financial results in the first quarter of 2018, we’re taking steps to add 100 average megawatts of renewable power to our system; increasing our investments in building a smarter, more resilient grid; and proposing programs to help our customers reach their decarbonization goals, while keeping prices affordable.”

Q1 2018 earnings compared to Q1 2017 earnings

Weather drove the decrease in first quarter earnings per diluted share for 2018 in comparison to first quarter of 2017. This decrease was partially offset by a decrease in distribution-related expenses, as there were no major storms in 2018 as compared to 2017, combined with lower plant maintenance expenses.

Company Update

Renewable Request for Proposal (RFP)

Following acknowledgement of a 100 MWa renewable need in PGE’s 2016 Integrated Resource Plan, PGE has moved forward with the procurement of additional renewable resources by submitting a Final Draft RFP for Renewable Resources to the Oregon Public Utility Commission (OPUC) on March 9, 2018. The RFP process will include oversight by an independent evaluator and review by the OPUC. PGE intends to submit a benchmark proposal for the Renewable RFP.

The company expects the Final RFP to be issued in May, with proposals due by June. A shortlist of proposals would be submitted to the OPUC in October 2018, with PGE issuing notice to proceed, as applicable, by December 31, 2018.

First quarter operating results

Earnings Reconciliation of Q1 2017 to Q1 2018
($ in millions, except EPS)	Pre-Tax Income	Net Income*	Diluted EPS**
Reported Q1 2017	$96	$73	$0.82
Revenue
Electric Retail price change	(1)	(1)	—
Electric Retail volume change	(30)	(22)	(0.24)
Change in decoupling deferral	(8)	(6)	(0.07)
Electric wholesale price and volume change	15	10	0.12
Other items	(13)	(9)	(0.10)
Change in Revenue	(37)	(28)	(0.29)

Power Cost
Change in average power cost	13	9	0.10
Change in purchased power and generation	(2)	(1)	(0.01)
Change in Power Costs	11	8	0.09

O&M
Generation, transmission, distribution	12	9	0.10
Administrative and general	(2)	(1)	(0.02)
Change in O&M	10	8	0.08

Other Items
Depreciation & amortization	(8)	(6)	(0.07)
AFDC Equity***	2	2	0.02
Other Items	(2)	(1)	(0.02)
Adjustment for effective vs statutory tax rate including tax reform		8	0.09
Change in Other Items	(8)	3	0.02
Reported Q1 2018	$72	$64	$0.72
* After tax adjustments based on PGE’s statutory tax rate of 27.5%
** Some values may not foot due to rounding
*** Statutory tax rate does not apply to AFDC equity

Total revenues for the three months ended March 31, 2018 decreased $37 million, or 7%, compared to the three months ended March 31, 2017, consisting primarily of a $52 million decrease in Total retail revenues, partially offset by a $15 million increase in Wholesale revenues.

The change in Retail revenues consisted of the following contributing factors:

•
A $30 million decrease resulted from a 6% decrease in retail energy deliveries due largely to the effects of weather on electricity demand, which is reflected predominantly in the Residential revenue line in the table below. Considerably warmer temperatures in the first quarter of 2018 than experienced in 2017, which was colder than average, drove deliveries lower in 2018 than in 2017;

•
A $15 million net decrease to reflect the deferral of revenues for estimated refund to customers as a result of the Tax Cuts and Jobs Act (TCJA). This reduction in revenues is offset with lower income tax expense, resulting in no overall net income impact; and

•	An $8 million decrease resulting from the Decoupling mechanism as an estimated $1 million refund was recorded in 2018, as opposed to an estimated $7 million collection in 2017.

Total heating degree-days for the three months ended March 31, 2018 were 19% below those for the three months ended March 31, 2017 and 3% below average.

The following table indicates the number of heating degree-days for the three months ended March 31, 2018 and 2017, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days
	2018	2017	Avg.
January	595	969	723
February	625	672	575
March	546	530	515
Totals	1,766	2,171	1,813
(Decrease)/increase from the 15-year average	(3)%	20%

Wholesale revenues for the three months ended March 31, 2018 increased $15 million, or 115%, from the three months ended March 31, 2017, with the increase comprised of $13 million related to a 99% increase in wholesale sales volumes and $1 million related to an 8% increase in average wholesale sales prices. Due to lower than expected retail customer demand and depressed natural gas prices in the first three months of 2018, the Company economically generated and sold more power into the Wholesale market than in the comparable period of 2017.

Actual Net Variable Power Costs (NVPC) for the three months ended March 31, 2018 decreased $26 million when compared with the three months ended March 31, 2017. The decrease in purchased power and fuel was driven by a 9% decrease in the average variable power cost per MWh, partially offset by a 2% increase in total system load. The overall decrease in Actual NVPC was also driven by a 115% increase in wholesale revenues. The change in wholesale revenues was due mostly to an 8% increase in wholesale sales price and a 99% increase in sales volume. For the three months ended March 31, 2018 and 2017, actual NVPC was $11 million and $2 million below baseline NVPC, respectively.

Generation, transmission and distribution expense decreased $12 million, or 15%, in the three months ended March 31, 2018 compared with the three months ended March 31, 2017 primarily due to $8 million lower overall storm and service restoration costs, and $4 million lower maintenance and overhaul expense.

Administrative and other expense increased $2 million, or 3%, in the three months ended March 31, 2018 compared with the three months ended March 31, 2017. The increase was primarily due to higher legal costs and other expenses.

Depreciation and amortization expense increased $8 million in the three months ended March 31, 2018 compared with the three months ended March 31, 2017. The increase was primarily driven by a $5 million amortization credit in 2017 related to the Trojan spent fuel refund to customers, which was also reflected in reduced revenues, and $3 million increased plant depreciation and software amortization.

Interest expense, net increased $1 million, or 3%, in the three months ended March 31, 2018 compared with the three months ended March 31, 2017, primarily due to $2 million higher expense resulting from a 3% increase in the average balance of outstanding debt, offset by a $1 million higher allowance for borrowed funds used during construction.

Income tax expense was $8 million in the three months ended March 31, 2018 compared with $23 million in the three months ended March 31, 2017, with effective tax rates of 11.1% and 24.0%, respectively. The decrease in income tax expense was driven by lower pre-tax income taxed at a lower federal corporate tax rate pursuant to the TCJA.

2018 earnings guidance

PGE reaffirms its 2018 guidance of $2.10 - $2.25 per diluted share. The guidance is based on the following assumptions:

•	A decline in retail deliveries up to 1%, weather-adjusted

•	Normal hydro conditions for the remainder of the year based on the current hydro forecast

•	Wind generation for the remainder of the year based on five years of historical levels or forecast studies when historical data is not available

•	Normal thermal plant operations for the remainder of the year

•	Depreciation and amortization expense between $365 and $385 million

•	Operating and maintenance costs between $575 and $595 million

First Quarter 2018 earnings call and web cast — April 27, 2018

PGE will host a conference call with financial analysts and investors on Friday, April 27, 2018 at 11 a.m. EST. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. EST on Friday, April 27, 2018, through Friday, May 4.

Maria Pope, president and CEO; Jim Lobdell, senior vice president of Finance, CFO, and treasurer; and Chris Liddle, director, Investor Relations and Treasury, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets, and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

About Portland General Electric Company: Portland General Electric (NYSE: POR) is a fully–integrated energy company based in Portland, Oregon, serving approximately 877,000 customers in 51 cities. For more than 125 years, PGE has been delivering safe, reliable energy to Oregonians. With approximately 2,900 employees across the state, PGE is committed to building a cleaner, more efficient energy future. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. For more information, visit PortlandGeneral.com.

Safe Harbor Statement
Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of

1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance; statements regarding future load, hydro conditions, wind conditions and operating and maintenance costs; statements concerning implementation of the company’s integrated resource plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity and the sale of excess energy during periods of low wholesale market prices; operational risks relating to the company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects which could result in the company’s inability to recover project costs; the outcome of various legal and regulatory proceedings; and general economic and financial market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the company’s most recent annual report on form 10-K and the Company’s reports on forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time.
POR-F
Source: Portland General Electric Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Revenues, net	$495	$530
Alternative revenue programs, net of amortization	(2)	—
Total revenues	493	530
Operating expenses:
Purchased power and fuel	130	141
Generation, transmission and distribution	69	81
Administrative and other	69	67
Depreciation and amortization	92	84
Taxes other than income taxes	33	33
Total operating expenses	393	406
Income from operations	100	124
Interest expense, net	31	30
Other income:
Allowance for equity funds used during construction	4	2
Miscellaneous income (expense), net	(1)	—
Other income, net	3	2
Income before income tax expense	72	96
Income tax expense	8	23
Net income	$64	$73
Other comprehensive loss	—	(1)
Comprehensive income	$64	$72

Weighted-average shares outstanding—basic and diluted (in thousands)	89,160	89,003

Earnings per share—basic and diluted	$0.72	$0.82

Dividends declared per common share	$0.34	$0.32

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$70	$39
Accounts receivable, net	152	168
Unbilled revenues	77	106
Inventories	80	78
Regulatory assets—current	72	62
Other current assets	81	73
Total current assets	532	526
Electric utility plant, net	6,781	6,741
Regulatory assets—noncurrent	448	438
Nuclear decommissioning trust	42	42
Non-qualified benefit plan trust	36	37
Other noncurrent assets	53	54
Total assets	$7,892	$7,838

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	March 31, 2018	December 31, 2017
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$97	$132
Liabilities from price risk management activities—current	67	59
Accrued expenses and other current liabilities	229	241
Total current liabilities	393	432
Long-term debt, net of current portion	2,426	2,426
Regulatory liabilities—noncurrent	1,323	1,288
Deferred income taxes	378	376
Unfunded status of pension and postretirement plans	282	284
Liabilities from price risk management activities—noncurrent	144	151
Asset retirement obligations	191	167
Non-qualified benefit plan liabilities	108	106
Other noncurrent liabilities	198	192
Total liabilities	5,443	5,422
Commitments and contingencies (see notes)
Equity:
Portland General Electric Company shareholders’ equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,214,119 and 89,114,265 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	1,206	1,207
Accumulated other comprehensive loss	(8)	(8)
Retained earnings	1,251	1,217
Total equity	2,449	2,416
Total liabilities and equity	$7,892	$7,838

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$64	$73
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92	84
Deferred income taxes	6	17
Pension and other postretirement benefits	6	6
Allowance for equity funds used during construction	(4)	(2)
Decoupling mechanism deferrals, net of amortization	3	(9)
Deferral of net benefits due to Tax Reform	15	—
Other non-cash income and expenses, net	4	7
Changes in working capital:
Decrease in accounts receivable and unbilled revenues	45	29
Decrease in inventories	(2)	5
(Increase) in margin deposits, net	(6)	(12)
(Decrease) in accounts payable and accrued liabilities	(17)	(10)
Other working capital items, net	(5)	(13)
Other, net	(7)	(5)
Net cash provided by operating activities	194	170
Cash flows from investing activities:
Capital expenditures	(131)	(114)
Sales of Nuclear decommissioning trust securities	3	7
Purchases of Nuclear decommissioning trust securities	(3)	(5)
Other, net	1	(1)
Net cash used in investing activities	(130)	(113)
Cash flows from financing activities:
Dividends paid	(30)	(28)
Other	(3)	(4)
Net cash used in financing activities	(33)	(32)
Increase in cash and cash equivalents	31	25
Cash and cash equivalents, beginning of period	39	6
Cash and cash equivalents, end of period	$70	$31

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$13	$13
Cash paid for income taxes	—	—

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,
	2018		2017
Revenues (dollars in millions):
Retail:
Residential	$268	54%	$288	54%
Commercial	151	31	157	30
Industrial	44	9	44	8
Direct Access	10	2	9	2
Subtotal	473	96	498	94
Alternative revenue programs, net of amortization	(2)	—	—	—
Other accrued (deferred) revenues, net	(17)	(4)	8	2
Total retail revenues	454	92	506	96
Wholesale revenues	28	6	13	2
Other operating revenues	11	2	11	2
Total revenues	$493	100%	$530	100%
Energy deliveries (MWh in thousands):
Retail:
Residential	2,133	37%	2,383	42%
Commercial	1,597	27	1,687	30
Industrial	680	12	686	12
Subtotal	4,410	76	4,756	84
Direct access:
Commercial	152	3	143	2
Industrial	345	6	321	6
Subtotal	497	9	464	8
Total retail energy deliveries	4,907	85	5,220	92
Wholesale energy deliveries	874	15	439	8
Total energy deliveries	5,781	100%	5,659	100%
Average number of retail customers:
Residential	768,886	88%	758,087	88%
Commercial	106,730	12	105,566	12
Industrial	206	—	198	—
Direct access	597	—	480	—
Total	876,419	100%	864,331	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended March 31,
	2018		2017
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	1,863	33%	1,303	24%
Coal	545	10	911	16
Total thermal	2,408	43	2,214	40
Hydro	472	8	548	10
Wind	475	8	299	5
Total generation	3,355	59	3,061	55
Purchased power:
Term	1,747	31	1,982	35
Hydro	506	9	497	9
Wind	58	1	39	1
Total purchased power	2,311	41	2,518	45
Total system load	5,666	100%	5,579	100%
Less: wholesale sales	(874)		(439)
Retail load requirement	4,792		5,140